UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

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☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

SUNCOKE ENERGY PARTNERS, L.P.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 24, 2019

SUNCOKE ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-35782	90-0640593
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1011 Warrenville Road, Suite 600 Lisle, Illinois	60532
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (630) 824-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SXC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

As previously disclosed, on February 4, 2019, SunCoke Energy Partners, L.P. (“SXCP”) and SunCoke Energy Partners GP LLC (“SXCP General Partner”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with SunCoke Energy, Inc. and its wholly owned subsidiary SC Energy Acquisition LLC (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub will merge with and into SXCP, the separate existence of Merger Sub will cease, and SXCP will continue as a surviving limited partnership (the “Merger”). The closing of the Merger is conditioned upon, among other things, the approval and adoption of the Merger Agreement and the Merger by the affirmative vote or consent of holders of at least a majority of the outstanding common units of SXCP (the “SXCP Common Units”).

The board of directors of the SXCP General Partner set May 16, 2019 as the record date (the “Record Date”) for determining holders of SXCP Common Units entitled to execute and deliver written consents with respect to the approval and adoption of the Merger Agreement and the Merger. On May 24, 2019, Sun Coal & Coke LLC, which as of the Record Date beneficially owned 28,499,899 SXCP Common Units representing approximately 61.7% of the outstanding SXCP Common Units, delivered a written consent approving and adopting the Merger Agreement and the Merger in all respects (the “SC&C Written Consent”). While, as a result of the delivery of the SC&C Written Consent, no further action by any unitholder of SXCP is required under applicable law, or otherwise, to adopt the Merger Agreement and the transactions contemplated thereby, including the Merger, the consent process for holders of SXCP Common Units with respect to the Merger Agreement and the Merger will remain open until 9:00 a.m., Central Time, on June 27, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNCOKE ENERGY PARTNERS, L.P.
By:	SunCoke Energy Partners GP LLC, its General Partner

By:	/s/ Fay West
Fay West
Senior Vice President and Chief Financial Officer

Date: May 24, 2019